FOR IMMEDIATE RELEASE
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                                                         ASCENT PEDIATRICS, INC.

                                                             Alan R. Fox, CEO or
                                       John G. Bernardi, Vice President, Finance
                                                               Tel: 978-658-2500
                                                               Fax: 978-658-3939

                                                             Lisa Carlton-Wilson
                                                    In-Site Communications, Inc.
                                                               Tel: 212-759-3929


       ASCENT PEDIATRICS ANNOUNCES NEW DATE FOR ANNUAL SHAREHOLDER MEETING

Wilmington, MA -- July 2, 1999 -- Ascent Pediatrics, Inc. (Nasdaq: ASCT) announced today that it has rescheduled its annual shareholder meeting from July 7, 1999 to July 23, 1999 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

Ascent Pediatrics, Inc. is a drug development and marketing company focused exclusively on the pediatric market. The Company's strategy is to address the unmet medical needs of children through the development of differentiated, proprietary products based on approved compounds with well-known clinical profiles. Ascent is developing a range of pharmaceuticals designed to improve upon currently available products for common pediatric illnesses through the application of its drug delivery and reformulation techniques.

Investors are cautioned that this press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "expects", "intends", "will", and similar expressions are intended to identify forward-looking statements. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially from those indicated by such forward-looking statements due to numerous factors, including but not limited to the following: the risks of uncertainty related to the approval of Primsol solution and Orapred syrup, capital needs, uncertainty relating to the consummation or success of the strategic alliance with Alpharma and the loans to be provided thereunder, the Company's early stage of development, seasonality and variable operating results, dependence on new product development, dependence on obtaining regulatory approval to market products, management of growth, inability to retain or attract customers due to competition, uncertainty in the healthcare industry, risk of product liability claims and uncertainties with respect to our co-promotion arrangements. These factors, as well as a number of other important factors, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors that May Effect Future Results", which description is incorporated herein by this reference, and in its other SEC filings.